Q4 FY2023 Financial presentation to accompany management commentary

This presentation contains statements or may include or may incorporate by reference Walmart management’s guidance regarding adjusted earnings per share, consolidated net sales, consolidated operating and consolidated adjusted operating income, consolidated operating expenses, net interest expenses, noncontrolling interest, capital expenditures, share repurchases, Walmart’s effective tax rate for the fiscal year ending January 31, 2024, and comparable sales, among other items. Walmart believes such statements may be deemed to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act") and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment's or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. Our actual results may differ materially from those expressed in or implied by any of these forward- looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, and other strategic decisions; our ability to successfully integrate acquired businesses; changes in the trading prices or fair value of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average transactions in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; commodity prices and the price of gasoline and diesel fuel; challenges with our supply chain, including disruptions and issues relating to inventory management; disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; our ability to respond to changing trends in consumer shopping habits; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted operating income, adjusted operating income on a constant currency basis, adjusted EPS, free cash flow and return on investment. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at www.stock.walmart.com. 2 Safe harbor and non-GAAP measures

3 Fiscal 2024 Q1 and full year guidance The following guidance reflects the company’s expectations for the first quarter and fiscal year 2024 and is provided on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and the changes in fair value of the Company’s equity investments. Growth rates reflect an adjusted basis for prior year results. The company’s fiscal year guidance is based on the following FY23 figures: Net sales of $605.9 billion, adjusted operating income1 of $24.6 billion, and adjusted EPS1 of $6.29. Metric Fiscal year 2024 Q1 guidance Consolidated net sales Increase 4.5% to 5.0% constant currency Consolidated operating income Increase 3.5% to 4.0% constant currency, negatively impacted by 235 bps from LIFO Adjusted earnings per share $1.25 to $1.30, including an expected $0.03 impact from LIFO Metric FY24 full year guidance Consolidated net sales Increase 2.5% to 3.0% constant currency Walmart U.S. comp sales Increase 2.0% to 2.5%, ex. fuel Sam’s Club U.S. comp sales Increase about 5.0%, ex. fuel Walmart International net sales Increase about 6.0% constant currency Consolidated operating expenses Increase slightly as a percentage of net sales constant currency Consolidated operating income Increase approximately 3.0% constant currency, negatively impacted by 100 bps from LIFO Interest expense, net Increase about $750 million, or a $0.20 headwind to EPS vs. last year Effective tax rate Range of 25.5% to 26.5%, or an $0.10 headwind to EPS vs. last year. The rate is expected to be more normalized than FY23, which benefited from discrete items Non-controlling interest A $0.12 headwind to EPS vs. last year due to acquiring the remaining shares of Massmart, the purchase of Alert Innovation, and an expected stronger contribution from Walmex Adjusted earnings per share $5.90 to $6.05, including an expected $0.14 impact from LIFO Capital expenditures Flat to up slightly in total dollars versus last year with a focus on technology, supply chain, and customer-facing initiatives 1 See additional information at the end of this release regarding non-GAAP financial measures.

4 Total revenue $164.0 +7.3% Total revenue, constant currency1 $165.0 +7.9% Net sales $162.7 +7.4% Net sales, constant currency1 $163.6 +8.0% Membership and Other Income $1.3 -3.0% Gross profit rate 22.9% -83 bps Operating expense as a percentage of net sales 20.3% -44 bps Operating income $5.6 -5.5% Operating income, constant currency1 $5.5 -6.5% Adj. operating income, constant currency1 $6.4 +6.3% Effective tax rate 34.7% EPS $2.32 +81.3% Adjusted EPS1 $1.71 +11.8% Walmart Inc. - Q4 FY23 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. Adj. operating income, constant currency1 $6.4 +6.3%

1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 5 Total revenue $611.3 +6.7% Total revenue, constant currency1 $615.1 +7.4% Net sales $605.9 +6.7% Net sales, constant currency1 $609.6 +7.4% Membership and Other Income $5.4 +8.3% Gross profit rate 23.5% -98 bps Operating expense as a percentage of net sales 21.0% +23 bps Operating income $20.4 -21.3% Operating income, constant currency1 $20.5 -21.0% Adj. operating income, constant currency1 $24.7 -5.2% Effective tax rate 33.6% EPS $4.27 -12.3% Adjusted EPS1 $6.29 -2.6% Walmart Inc. - FY23 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period

1 Debt to total capitalization calculated as of January 31, 2023. Debt includes short-term borrowings, long-term debt due within one year, finance lease obligations due within one year, long-term debt and long-term finance lease obligations. Total capitalization includes debt and total Walmart shareholders' equity. 2 Calculated for the trailing 12 months ended January 31, 2023. For ROI, see reconciliations at the end of presentation regarding non-GAAP financial measures. 6 Receivables, net Debt to capitalization1 $7.9 36.8% -4.2% +280 bps Inventories Return on assets2 $56.6 4.6% +0.1% -100 bps Accounts payable Return on investment2 $54.0 12.7% -2.3% -220 bps Walmart Inc. - Q4 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period Continuing to strengthen jobs and invest in people Launched Walmart Business to save business and nonprofit customers time, money and hassle

1 See press release located at www.stock.walmart.com and reconciliations at the end of this presentation regarding non-GAAP financial measures. 2 $19.3 billion remaining of $20 billion authorization approved in November 2022. The company repurchased approximately 74 million shares in fiscal 2023. 7 Operating cash flow Dividends $29.1 $6.1 +$4.9 $1.5 in 4Q23 Capital expenditures Share repurchases2 $16.9 $9.9 +$3.8 $1.2 in 4Q23 Free cash flow1 Returns to shareholders $12.2 $16.0 +$1.2 Walmart Inc. - FY23 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period With new associate-to-driver program, the wheel is within reach Customers can now shop as easily as texting

# Walmart U.S. - Q4 FY23

Dollars in billions.
Change is calculated as the change versus the prior year comparable period

Net Sales

$113.7

+8.0%

eCommerce net sales growth

+17%

eCommerce contribution to comp[1]

140 bps

- Saw continued strong market share gains in grocery, including high-income households
- eCommerce sales reflected strong growth in store-fulfilled pickup & delivery as well as advertising

Comparable sales[1]

8.3%

Comparable transactions

1.8%

Comparable average ticket

6.3%

- Comp sales up 13.9% on two-year stack
- Comps strong throughout Q4
- December was the largest sales volume month in Walmart's history
- Comp sales reflected strength in food categories, private brand sales, and higher average ticket and store transactions
- On a two-year stack, comp transactions increased 4.9%

Inventory

Total: -2.6%

- Reflects continued strong execution of inventory rebalancing from early in year
- Reflects elevated inflation more than offset by a significant decline in unit inventory
- Q4 results reflect 15 percentage point sequential improvement versus Q3 levels

Remodels: >200 stores

- ~700 store remodels completed in FY23

Pickup: >4,600 locations

Same-day delivery: >3,900 stores

[1] Comp sales for the 13-week period ended January 27, 2023 compared to the 13-week period ended January 28, 2022, and excludes fuel.

8

9 Gross profit rate -112 bps Operating income $5.4 +3.8% Operating expense rate -100 bps • Increased general merchandise markdowns pressured gross margin • Category mix shifts toward grocery and away from general merchandise negatively affected the rate • Expense leverage reflects higher sales and lower COVID costs • COVID costs were lower by ~$0.5 billion; benefited leverage by ~45 bps Adj. operating income1 $5.4 +3.8% Walmart U.S. - Q4 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. • Declines in gross profit rate partially offset by operating expense leverage • Lower sustainability income, partially offset by benefits from membership income growth

Walmart U.S. - quarterly merchandise highlights 10 Category Comp sales Details Grocery + mid-teens • Strength in food sales (+high-teens) reflected continued market share gains (according to Nielsen) and ongoing growth in private brand penetration; elevated food inflation was similar to Q3 levels (+mid-teens) • Grocery sales increased low-20% on a two-year stack • Food units sold increased year-over-year • Consumables led by strength in pet and personal care products due in part to inflation Health & wellness + low double-digits • Strong pharmacy sales primarily reflected mix, branded drug inflation and higher immunization volumes, partially offset by lower COVID vaccines • Sales were up mid-20% on a two-year stack General merchandise - mid single-digits • General merchandise sales reflected softness in discretionary categories including toys, electronics, home, and apparel • Sales were strong in automotive and seasonal hardlines categories • On a two-year stack, sales decreased LSD%

# Walmart International - Q4 FY23

Dollars in billions. Dollar changes may not recalculate due to rounding.
Change is calculated as the change versus the prior year comparable period

### Net sales
**$27.6**
+2.1%

### Net sales, constant currency[1]
**$28.5**
+5.5%

- Positive sales growth in most markets, led by double-digit growth in Walmex and China; also driven by successful festive events across markets
- Overall growth negatively affected by the timing of The Big Billion Days event, which moved from Q4 last year to Q3 this year
- eCommerce penetration of 21% of total net sales, flat YoY, negatively affected by timing of The Big Billion Days event

### Gross profit rate
**+52 bps**

- Benefited from timing of sales events, including Flipkart's The Big Billion Days
- Partially offset by mix effect from continued growth in lower margin categories in Canada and format and channel mix in China

### Operating expense rate
**+262 bps**

- Deleverage entirely due to one-time reorganization costs incurred for the ownership separation of Flipkart and PhonePe and restructuring in Africa

### Operating income
**$0.3**
-65.3%

### Operating income, constant currency[1]
**$0.2**
-72.1%

- Decrease primarily due to costs incurred for the ownership separation of Flipkart and PhonePe

### Adj. operating income, constant currency[1]
**$1.1**
+16.9%

- Double-digit increase from sales growth combined with effective cost management across markets

### Inventory
**$11.2**
+3.4%

- Inventory at normal levels, resulting from continued good execution during the back half of the year

[1] See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures.

11

• Continued momentum in food and consumables with general merchandise gaining traction during seasonal events • eCommerce net sales -3% 1 Walmex includes the consolidated results of Mexico and Central America. 12 Walmex1 China Canada Net sales growth +11.8% +13.5% +5.9% Comparable sales +10.6% +13.3% +5.7% Comparable transactions +2.4% -1.2% +7.0% Comparable ticket +8.0% +14.7% -1.2% • Double-digit growth with continued strength in food and consumables and the opening of over 65 new stores • In Mexico, comp sales grew 10.2% driven by Bodega and Sam’s Club • Mexico eCommerce net sales +14% • Continued strong sales growth in Sam’s Club and eCommerce and improving Hypermarket performance • eCommerce net sales +70%, contributing 48% of China net sales Walmart International - Q4 FY23 Results are presented on a constant currency basis. Net sales and comp sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

• Balanced expense management in line with sales growth • Higher penetration of Sam's Club, which has a lower operating expense rate as well as increased leverage from operational efficiencies • Mix effect from continued growth in lower margin categories of food and consumables 1 Walmex includes the consolidated results of Mexico and Central America. 13 Walmex1 China Canada Gross profit rate Relatively Flat Decrease Decrease x • Primarily driven by planned price investments during seasonal events • Mix effect from continued growth in lower margin Sam’s format and ecommerce channel Operating expense rate Relatively Flat Decrease Flat Operating income $ Increase Increase Decrease Walmart International - Q4 FY23 Results are presented on a constant currency basis. Change is calculated as the change versus the prior year comparable period • Higher sales and cost savings initiatives allowing for continued investment in strategic priorities

14 +12.2% Comparable sales +6.7% Comparable transactions +5.2% Average comparable ticket ~120 bps eCommerce contribution $18,828 +12% Net sales +7.1% Membership income -113 bps Gross profit rate -85.9999999999998 bps Operating expense rate $398 -11.6% Operating income With Fuel Without Fuel Comparable sales1 +11.9% Net sales $21.4 +11.3% eCommerce net sales growth +21% Comparable sales +11.9% Membership income +7.1% Gross profit rate -93 bps Operating expense rate -73 bps Inventory $6.7 +11.8% Operating income $0.5 (6.2)% • Solid membership trends with record total member count • Plus penetration continues to improve, reaching an all-time high • Minimal impact to membership metrics from October fee increase, to date • Higher sales positively affected operating expense leverage • Elevated markdowns and lapping higher co-branded credit card income last year pressured gross margin • LIFO charge of $14 million • Strong contribution from both curbside and ship-to-home • Strong comp sales growth driven by solid increases in transactions and ticket • On a two-year stack, comp sales increased 28.2% • Strength in most categories, led by food and consumables • Partial exit of tobacco category negatively affected comp sales 1 Comp sales for the 13-week period ended January 27, 2023 compared to the 13-week period ended January 28, 2022. • Increase reflects inventory to support higher sales, better in-stocks and inflation Sam's Club - Q4 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period

15 $21,424 +11.3% Net Sales +33% eCommerce net sales growth +11.9% Comparable sales -93 bps Gross profit rate -73 bps Operating expense rate $515 (6.2)% Operating income Without Fuel Net sales $18.8 +11.6% Operating expense rate -86 bps Gross profit rate -113 bps Operating income $0.4 (11.6)% Comparable transactions +6.7% Comparable sales1, 2 +12.2% eCommerce contribution ~120 bps Average comparable ticket +5.2% 1 Comp sales for the 13-week period ended January 27, 2023 compared to the 13-week period ended January 28, 2022, and excludes fuel. 2 Partial exit of tobacco category negatively affected comp sales for the 13-week period ended January 27, 2023 by 40 basis points. On a two-year stack, negatively affected comp sales by 80 basis points. Sam's Club - Q4 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period • On a two-year stack, average comp ticket increased 8.4% • On a two-year stack, comp sales increased 22.6% • On a two-year stack, comp transactions increased 13.7%

16 Category Comp sales Details Fresh / Freezer / Cooler + low-teens • Cooler, deli, fresh meat, and prepared foods performed well Grocery and beverage + high-teens • Dry grocery, drinks, and snacks showed strength Consumables + mid-teens • Paper goods, tabletop & bags, pet supplies, and laundry & home care performed well Home and apparel + high single-digit • Strength in seasonal, apparel, toys, and tires Technology, office and entertainment relatively flat • Strength in gift cards and entertainment, partially offset by softness in consumer electronics Health and wellness + low double-digit • Pharmacy and over the counter performed well Sam's Club - quarterly financial highlights

We include Return on Assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as Return on Investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 4.6 percent and 5.6 percent for the trailing 12 months ended January 31, 2023 and 2022, respectively. The decrease in ROA was primarily due to the decrease in net income, which was driven by lower operating income, partially offset by lapping debt extinguishment charges. ROI was 12.7 percent and 14.9 percent for the trailing 12 months ended January 31, 2023 and 2022, respectively. The decrease in ROI was primarily due to a decrease in operating income which included opioid legal charges and reorganization and restructuring charges. We define ROI as adjusted operating income (operating income plus interest income, depreciation and amortization, and rent expense) for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with GAAP most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; and adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 17 Non-GAAP measures - ROI

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: 18 3 Upon adoption of ASU 2016-02, Leases, a factor of eight times rent is no longer included in the calculation of ROI on a prospective basis as operating lease assets are now recorded on the Consolidated Balance Sheet. 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 2 The average is based on the addition of 'total assets without leased assets, net' at the end of the current period to 'total assets without leased assets, net' at the end of the prior period and dividing by 2, plus 'leased assets, net' at the end of the current period. 3 The average is based on the addition of 'accumulated depreciation and amortization, without leased assets' at the end of the current period to 'accumulated depreciation and amortization, without leased assets' at the end of the prior period and dividing by 2, plus 'accumulated amortization on leased assets' at the end of the current period. NP = not provided CALCULATION OF RETURN ON ASSETS CALCULATION OF RETURN ON INVESTMENT Trailing Twelve Months Trailing Twelve Months Ended January 31, Ended January 31, (Dollars in millions) 2023 2022 (Dollars in millions) 2023 2022 Numerator Numerator Consolidated net income $ 11,292 $ 13,940 Operating income $ 20,428 $ 25,942 Denominator + Interest income 254 158 Average total assets1 $ 244,159 $ 248,678 + Depreciation and amortization 10,945 10,658 Return on assets (ROA) 4.6% 5.6% + Rent 2,306 2,274 ROI operating income $ 33,933 $ 39,032 January 31, Denominator Certain Balance Sheet Data 2023 2022 2021 Average total assets1 $ 244,159 $ 248,678 Total assets $ 243,457 $ 244,860 $ 252,496 '+ Average accumulated depreciation and amortization1 106,249 98,199 Accumulated depreciation and amortization 110,286 102,211 94,187 '- Average accounts payable1 54,632 52,201 Accounts payable 54,002 55,261 49,141 '- Average accrued liabilities1 28,593 32,013 Accrued liabilities 31,126 26,060 37,966 Average invested capital $ 267,183 $ 262,663 Return on investment (ROI) 12.7% 14.9% 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. Non-GAAP measures - ROI (cont.)

1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow. 19 We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $29.1 billion for the fiscal year ended January 31, 2023, which represents an increase of $4.9 billion when compared to the same period in the prior year. The increase is primarily due to moderated levels of inventory purchases, partially offset by a decline in operating income and the timing of certain payments. Free cash flow for the fiscal year ended January 31, 2023 was $12.2 billion, which represents an increase of $1.2 billion when compared to the same period in the prior year. The increase in free cash flow is due to the increase in operating cash flows described above, partially offset by an increase of $3.8 billion in capital expenditures to support our investment strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities. Fiscal Year Ended January 31, (Dollars in millions) 2023 2022 Net cash provided by operating activities $ 29,101 $ 24,181 Payments for property and equipment (capital expenditures) (16,857) (13,106) Free cash flow $ 12,244 $ 11,075 Net cash used in investing activities1 $ (17,722) $ (6,015) Net cash used in financing activities (17,039) (22,828) Non-GAAP measures - free cash flow

1 Change versus prior year comparable period. 2 Walmart International eCommerce net sales were $5.5 billion and $20.3 billion for the three and fiscal year ended July 31, 2022, and were negatively impacted by $463 million and $(1,104) million of currency exchange rate fluctuations, respectively. 3 Walmart International eCommerce net sales were (4.5)% flat on a reported basis and increased 4% in constant currency and increased 9.6% on a reported basis and 15.6% in constant currency for the three and fiscal year ended January 31, 2023, respectively. 20 In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non- USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the three months and fiscal year ended January 31, 2023. Three Months Ended January 31, 2023 Fiscal Year Ended January 31, 2023 2023 Percent Change1 2023 Percent Change1 2023 Percent Change1 2023 Percent Change1 (Dollars in millions) Walmart International Consolidated Walmart International Consolidated Total revenues: As reported $ 27,966 2.2% $ 164,048 7.3% $ 102,604 0.1% $ 611,289 6.7 % Currency exchange rate fluctuations 917 N/A 917 N/A 3,781 N/A 3,781 N/A Constant currency total revenues $ 28,883 5.6% $ 164,965 7.9% $ 106,385 3.8% $ 615,070 7.4 % Net sales: As reported $ 27,575 2.1% $ 162,743 7.4% $ 100,983 — % $ 605,881 6.7 % Currency exchange rate fluctuations 901 N/A 901 N/A 3,706 N/A 3,706 N/A Constant currency net sales $ 28,476 5.5% $ 163,644 8.0% $ 104,689 3.7% $ 609,587 7.4 % Operating income: As reported $ 289 -65.3% $ 5,561 -5.5% $ 2,965 -21.1% $ 20,428 -21.3 % Currency exchange rate fluctuations (57) N/A (57) N/A 64 N/A 64 N/A Constant currency operating income $ 232 -72.1% $ 5,504 -6.5% $ 3,029 -19.4% $ 20,492 -21.0 % Non-GAAP measures - constant currency 1 Change versus prior year comparable period.

# Non-GAAP measures - adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The table below reflect the calculation of adjusted operating income and adjusted operating income in constant currency for the three months and fiscal year ended January 31, 2023.

| | Three Months Ended January 31, | | | | Fiscal Year Ended January 31, | | | |
|---|---|---|---|---|---|---|---|---|
| | Walmart International | | Consolidated | | Walmart International | | Consolidated | |
| | 2023 | 2022 | 2023 | 2022 | 2023 | 2022 | 2023 | 2022 |
| **Operating income:** | | | | | | | | |
| Operating income, as reported | 289 | 832 | 5,561 | 5,887 | 2,965 | 3,758 | 20,428 | 25,942 |
| Business reorganization and restructuring charges[1] | 849 | 108 | 849 | 108 | 849 | 108 | 849 | 108 |
| Opioid legal charges[2] | — | — | — | — | — | — | 3,325 | — |
| Adjusted operating income | 1,138 | 940 | 6,410 | 5,995 | 3,814 | 3,866 | 24,602 | 26,050 |
| Percent change[3] | 21.1% | NP | 6.9 % | NP | (1.3)% | NP | (5.6)% | NP |
| Currency exchange rate fluctuations | (39) | — | (39) | — | 82 | — | 82 | — |
| Adjusted operating income, constant currency | 1,099 | 940 | 6,371 | 5,995 | 3,896 | 3,866 | 24,684 | 26,050 |
| Percent change[3] | 16.9% | NP | 6.3 % | NP | 0.8 % | NP | (5.2)% | NP |

[1] Business reorganization and restructuring charges in the fourth quarter of fiscal 2023 primarily relate to compensation expenses incurred in connection with the strategic decisions made in the Walmart International segment. Business restructuring charges in the fourth quarter of fiscal 2022 primarily consist of severance and store closure related costs due to strategic decisions made in the Walmart International segment.

[2] The opioid legal charges are recorded in Corporate and support.

[3] Change versus prior year comparable period.

NP - not provided

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22 Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart’s core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year. We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for the company’s retail operations, management’s measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the realized and unrealized gains and losses related to those equity investments. We have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2023 by adjusting EPS for the following: 1. unrealized gains and losses on the company’s equity and other investments; 2. the gain on sale of equity method investment in Brazil; 3. a discrete tax item; 4. opioid legal charges; and 5. business reorganization and restructuring charges in Walmart International. Non-GAAP measures - adjusted EPS

# Non-GAAP measures - adjusted EPS (cont.)

| | Three Months Ended January 31, 2023 | | | | Percent Change[1] | Fiscal Year Ended January 31, 2023[5] | | | | Percent Change[1] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Diluted earnings per share:** | | | | | | | | | | |
| Reported EPS | | | | $ 2.32 | 81.3% | | | | $ 4.27 | -12.3% |
| **Adjustments:** | **Pre-Tax Impact** | **Tax Impact[2,3]** | **NCI Impact[4]** | **Net Impact** | | **Pre-Tax Impact** | **Tax Impact[2,3]** | **NCI Impact[4]** | **Net Impact** | |
| Unrealized (gains) and losses on equity and other investments | $ (1.43) | $ 0.27 | $ — | $ (1.16) | | $ 0.77 | $ (0.12) | $ — | $ 0.65 | |
| Gain on sale of equity method investment in Brazil | — | — | — | — | | (0.16) | — | — | (0.16) | |
| Discrete tax item | — | — | — | — | | — | (0.06) | — | (0.06) | |
| Opioid legal charges | — | — | — | — | | 1.22 | (0.17) | — | 1.05 | |
| Business reorganization and restructuring charges | 0.31 | 0.40 | (0.16) | 0.55 | | 0.31 | 0.39 | (0.16) | 0.54 | |
| **Net adjustments** | | | | $ (0.61) | | | | | $ 2.02 | |
| Adjusted EPS | | | | $ 1.71 | 11.8% | | | | $ 6.29 | -2.6% |

[1] Change versus prior year comparable period.

[2] Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Business reorganization and restructuring charges include tax amounts incurred on separation of Flipkart and PhonePe. No tax expense was incurred in connection with the gain on sale of equity method investment in Brazil.

[3] The reported effective tax rate was 34.7% and 33.6% for the three months and fiscal year ended January 31, 2023, respectively. Adjusted for the above items, the effective tax rate was 21.7% and 24.7% for the three months and fiscal year ended January 31, 2023, respectively.

[4] Calculated based on the ownership percentages of our noncontrolling interests.

[5] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

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# Non-GAAP measures - adjusted EPS (cont.)

As previously disclosed in our fiscal year ended January 31, 2022 press release, we have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2022 by adjusting EPS for the following: (1) unrealized and realized gains and losses on the company's equity investments, (2) loss on extinguishment of debt, (3) the incremental loss on sale of our operations in the U.K and Japan recorded during the first quarter of fiscal 2022; and (4) business restructuring charges.

| | Three Months Ended January 31, 2022 | | | | Fiscal Year Ended January 31, 2022[4] | | | |
|---|---|---|---|---|---|---|---|---|
| **Diluted earnings per share:** | | | | | | | | |
| Reported EPS | | | | $ 1.28 | | | | $ 4.87 |
| **Adjustments:** | **Pre-Tax Impact** | **Tax Impact[1,2]** | **NCI Impact[3]** | **Net Impact** | **Pre-Tax Impact** | **Tax Impact[1,2]** | **NCI Impact[3]** | **Net Impact** |
| Unrealized and realized (gains) and losses on equity investments | 0.22 | (0.05) | 0.02 | 0.19 | 0.87 | (0.18) | 0.02 | 0.71 |
| Loss on extinguishment of debt | — | — | — | — | 0.86 | (0.19) | — | 0.67 |
| Incremental loss on sale of our operations in the U.K. and Japan | — | — | — | — | 0.15 | — | — | 0.15 |
| Business restructuring charges | 0.08 | (0.02) | — | 0.06 | 0.08 | (0.02) | — | 0.06 |
| **Net adjustments** | | | | $ 0.25 | | | | $ 1.59 |
| Adjusted EPS | | | | $ 1.53 | | | | $ 6.46 |

[1] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Minimal realizable tax benefit was provided in connection with the incremental loss on sale.

[2] The reported effective tax rate was 24.0% and 25.4% for the three months and fiscal year ended January 31, 2022, respectively. Adjusted for the above items, the effective tax rate was 23.7% and 24.3% for the three months and fiscal year ended January 31, 2022, respectively.

[3] Calculated based on the ownership percentages of our noncontrolling interests.

[4] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

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• Unit counts & square footage • Comparable store sales, including and excluding fuel • Terminology 25 Additional resources at stock.walmart.com